                                                                                                                                                     Exhibit 10.2 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT #2 TO SUPPLY AGREEMENT
This Amendment #2 (the “Amendment”) to the Supply Agreement by and between Akebia Therapeutics, Inc. (“Akebia”) and STA Pharmaceutical Hong Kong Limited (“STA”) is effective as of April 15, 2024 (the “Amendment Effective Date”). Akebia and STA are each referenced individually herein as a "Party" and together as the “Parties”.

WHEREAS, STA and Akebia entered into a Supply Agreement dated April 2, 2020, as amended on April 15, 2021 (the “Supply Agreement”), under which STA manufactures vadadustat drug substance for purchase by Akebia; and

WHEREAS, the Parties desire to amend the Supply Agreement as set forth in this Amendment;

NOW, THEREFORE the Parties agree as follows:

1.Section 3.3 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

3.3 Events of a regulatory nature that prevent Akebia from launching or marketing any product containing the Product in a market (e.g. delay in or withdrawal of market approval from regulatory agencies, etc.) which then prevents or delays Akebia from purchasing an amount of Product corresponding to an accepted Purchase Order, shall [**] the Parties. In such event, Akebia shall [**]; provided, however, that [**].

2.Section 14.1 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

14.1 Term. Subject to Section 14.2, the Term of this Agreement shall be nine (9) calendar years. Notwithstanding any termination as described in Sections 14.2, 14.3, 14.4 or 14.5, it is the intent of the Parties that any renewal or extension of the Term will be agreed to in writing between the Parties, no later than eighteen (18) calendar months prior to its expiration.
3.Exhibit A of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

Exhibit A—Product Price, Lead Time and Minimum Order Quantity

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]	[**]
[**]	[**]
[**]	[**]

[**].

4.All capitalized terms not defined herein shall have meaning set forth in the Supply Agreement.

5.Except as otherwise provided herein, all provisions of the Supply Agreement, not expressed amended by this Amendment shall remain in full force and effect.

6.This Amendment may be executed by electronic means (including .PDF) and in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Supply Agreement effective as of the Amendment Effective Date written above.

AKEBIA THERAPEUTICS, INC. By: /s/ Kimberly A. Garko, Ph.D. Print Name: Kimberly A. Garko, Ph.D. Title: SVP, CTO Date:__15-Apr-2024_______________________	STA PHARMACEUTICAL HONG KONG LIMITED By: /s/ Xiaoyong Fu Print Name: Xiaoyong Fu Title: Executive Vice President, Head of STA Date: ____2024-04-10______________________

2

ActiveUS 204768050v.1